Exhibit 99

                      News

For more information, contact:
Loren Wassell, (314) 577-0733

ANHEUSER-BUSCH COS. REPORTS IMPROVED SALES AND EARNINGS
FOR THE FIRST QUARTER 2006

ST. LOUIS, April 26, 2006 - Anheuser-Busch Cos., Inc. reported improved sales and earnings for the first quarter 2006 today at its annual meeting of shareholders held in Orlando, Fla. Consolidated net sales increased 5.4 percent in the first quarter 2006 and earnings per share, excluding a one-time gain in 2005, increased 4.9 percent 1/. Domestic beer volumes were the highest first quarter results in the company’s history.
“Coming off a difficult year in 2005, Anheuser-Busch achieved encouraging first quarter 2006 results,” said Patrick Stokes, president and chief executive officer of the company. “Through a number of sales initiatives we have restored our domestic beer volume growth momentum, and we successfully implemented a moderate price increase early this year. The cost pressures we experienced last year continue, but at a lesser rate, and we have implemented a number of initiatives to reduce costs and enhance productivity. Anheuser-Busch continues to expect sales and earnings growth in 2006 2/, and we are off to a good start.”

- more -

First Quarter Earnings
Anheuser-Busch
Add One

BEER SALES RESULTS

The company’s reported beer volume is summarized in the following table:

Beer Volume (millions of barrels)
	First Quarter		2006 vs. 2005
	2006	2005	Barrels	%
Domestic	25.6	24.4	Up 1.2	Up 4.6%
International	4.8	4.4	Up 0.4	Up 9.4%
Worldwide A-B Brands	30.4	28.8	Up 1.6	Up 5.4%
Equity Partner Brands	6.4	4.3	Up 2.1	Up 47.9%
Total Brands	36.8	33.1	Up 3.7	Up 10.9%

Domestic beer shipments-to-wholesalers increased 4.6 percent for the first quarter 2006, and actual wholesaler sales-to-retailers were up 3.3 percent. On a selling day adjusted basis, sales-to-retailers were up 1.7 percent. Shipments to wholesalers are not selling day adjusted. Our sales-to-retailers increase was led by Bud Light, which grew mid-single digits (selling day adjusted). Wholesaler inventories at the end of the first quarter 2006 were about one day lower than at the end of the first quarter 2005.
The company’s estimated domestic market share (excluding exports) for the first quarter 2006 was 51.2 percent, compared to first quarter 2005 market share of 51.1 percent. Domestic market share is based on estimated U.S. beer industry shipment volume using information provided by the Beer Institute and the U.S. Department of Commerce.
International volume, consisting of Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract-brewing agreements, plus exports from the company’s U.S. breweries to markets around the world, increased 9.4 percent for the first quarter 2006, driven primarily by sales in China.

First Quarter Earnings
Anheuser-Busch
Add Two

Worldwide Anheuser-Busch beer sales volume for the first quarter 2006 rose 5.4 percent, to 30.4 million barrels. Worldwide beer volume is comprised of domestic volume plus international volume.
Equity partner brands volume, representing the company’s share of its foreign equity partners’ volume reported on a one-month lag, increased 47.9 percent for the first quarter of 2006 due to the strong volume performance of Grupo Modelo and the inclusion of Tsingtao volume. The company began accounting for Tsingtao on an equity basis in May 2005. Total brands volume increased 10.9 percent for the first quarter 2006.
FIRST QUARTER 2006 FINANCIAL RESULTS
Effective in the first quarter 2006, Anheuser-Busch adopted FAS 123R, “Share-Based Payment.” FAS 123R requires the recognition of stock compensation expense for stock options and other forms of equity compensation, based on the fair value of the instruments on the date of grant. In order to enhance the comparability of all periods presented and provide the fullest understanding of the impact that expensing stock compensation has on the company, Anheuser-Busch elected to apply the modified retrospective method of adopting FAS 123R. The company has therefore recast comparative 2005 results to incorporate the impact of previously disclosed pro forma stock compensation expense. For financial reporting purposes, stock compensation expense is included in either cost of sales or marketing, distribution and administrative expenses, depending on where the recipient’s cash compensation is reported. Stock compensation expense is classified as a corporate item for segment reporting.
Key operating results and a discussion of financial highlights for the first quarter 2006 compared to the first quarter 2005 follow.

First Quarter Earnings
Anheuser-Busch
Add Three

In millions, except per share	First Quarter		2006 vs. 2005
	2006	2005	$	%
Gross Sales	$4,296	$4,085	Up $211	Up 5.2%
Net Sales	$3,756	$3,564	Up $192	Up 5.4%
Income Before Income Taxes	$615	$625	Dn $(10)	Dn (1.6)%
Equity Income	$122	$106	Up $16	Up 15.6%
Net Income	$499	$500	Dn $(1)	Dn (0.2)%
Diluted Earnings per Share	$.64	$.64	--	--

  Net sales increased 5.4 percent, driven primarily by increased domestic beer sales, a 5.5 percent increase in international beer segment net sales from higher volume and a 13 percent increase in packaging operations sales. Entertainment sales declined due to the Easter holiday falling in the second quarter in 2006 versus the first quarter in 2005.
Domestic beer segment sales increased 4.5 percent on increased beer sales volume. Domestic revenue per barrel 3/ was essentially level with the comparable first quarter 2005, and grew 4.3 percent versus the fourth quarter 2005. The increase from the end of 2005 reflects the company’s implementation of price increases and discount reductions on over half of its domestic volume in the first quarter.

  Income before income taxes decreased 1.6 percent on a reported basis but increased 0.9 percent 1/, excluding the $15.4 million gain ($.024 per share) in 2005 from the sale of the company’s equity interest in Port Aventura. The increase is due to slightly higher profits in domestic beer, international beer and packaging operations, and lower corporate costs, partially offset by lower entertainment results due to the timing of the Easter holiday.

First Quarter Earnings
Anheuser-Busch
Add Four

Income before income taxes for domestic beer was up $1 million due to higher volume mostly offset by increased cost of sales.

International beer pretax income was up slightly, primarily due to higher volume.

Packaging segment pretax income increased $3 million primarily due to higher profits from can manufacturing operations.

Entertainment segment pretax results declined $11 million due primarily to the timing of the Easter holiday.

•	Equity income increased $16 million in the first quarter 2006, reflecting the benefit of Grupo Modelo volume and pricing growth and the inclusion of Tsingtao equity earnings.

•
On a reported basis net income in the first quarter decreased 0.2 percent and diluted earnings per share were level versus the first quarter 2005. Excluding the one-time gain in 2005 net income increased 3.7 percent 1/ and diluted earnings per share were up 4.9 percent 1/. Earnings per share continue to benefit from the company’s ongoing share repurchase program. The company repurchased nearly 6 million shares in the first quarter.

Other Matters
Anheuser-Busch will conduct a conference call with investors to discuss first-quarter earnings results at 3 p.m. CDT today. The company will broadcast the conference call live via the Internet. For details visit the company’s site on the Internet at www.anheuser-busch.com.

# # #

First Quarter Earnings
Anheuser-Busch
Add Five

Notes

1. Reconciliation of Comparative First Quarter Earnings Per Share

	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings Per Share	Effective Tax Rate
2006
Reported	$615.4	($238.6)	$499.2	$.64	38.8%

2005
As Reported	$644.3	($237.4)	$512.8	$.653
FAS 123R Impact	(19.0)	6.6	(12.4)	(.016)
Including FAS 123R	625.3	(230.8)	500.4	.637	36.9%
Gain on Sale of Spanish Theme Park	(15.4)	(3.5)	(18.9)	(.024)
Excluding One-Time Gain	$609.9	($234.3)	$481.5	$.61	38.4%

Percentage Change - 2006 vs. 2005
Including FAS 123R	-1.6%		-0.2%	-	1.9%
Excluding One-Time Gain	0.9%		3.7%	4.9%	0.4%

2.     Calculation of 2005 Full Year Earnings Per Share for 2006 Comparison Purposes

The table below sets forth the assumption used by company representatives when comparing expectations for 2006 diluted earnings per share to 2005 results.

2005 Earnings
Per Share

Reported (including FAS 123R)	$2.23

Gain on Sale of Spanish Theme Park	(.024)
Favorable Chile Income Tax Settlement on CCU Sale	(.009)
Deferred Income Tax Benefit from Ohio Tax Legislation	(.009)
Litigation Settlement	.118

Excluding One-Time Items	$2.31

3.    Domestic revenue per barrel is calculated as net sales generated by the company’s domestic beer operations on barrels of beer sold, determined on a U.S. GAAP basis, divided by the volume of beer shipped from the company’s breweries to U.S. wholesalers.

First Quarter Earnings
Anheuser-Busch
Add Six

This release contains forward-looking statements regarding the company’s expectations concerning its future operations, earnings and prospects. On the date the forward-looking statements are made, the statements represent the company’s expectations, but the company’s expectations concerning its future operations, earnings and prospects may change. The company’s expectations involve risks and uncertainties (both favorable and unfavorable) and are based on many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company’s expectations and the forward-looking statements will be correct. Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include, among others, changes in the pricing environment for the company’s products; changes in U.S. demand for malt beverage products, including changes in U.S. demand for other alcohol beverages; changes in consumer preference for the company’s malt beverage products; changes in the cost of marketing the company’s malt beverage products; regulatory or legislative changes, including changes in beer excise taxes at either the federal or state level and changes in income taxes; changes in the litigation to which the company is a party; changes in raw materials prices; changes in packaging materials costs; changes in energy costs; changes in interest rates; changes in foreign currency exchange rates; unusual weather conditions that could impact beer consumption in the U.S.; changes in attendance and consumer spending patterns for the company’s theme park operations; changes in demand for aluminum beverage containers; changes in the company’s international beer business or in the beer business of the company’s international equity partners; changes in the economies of the countries in which the company’s international beer business or its international equity partners operate; changes in the company’s credit rating resulting from future acquisitions or divestitures; and the effect of stock market conditions on the company’s share repurchase program. Anheuser-Busch disclaims any obligation to update or revise any of these forward-looking statements. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K.

Anheuser-Busch Companies, Inc.
Comparative Consolidated Statement of Earnings (Unaudited)
(In Millions, Except Per Share)

	First Quarter		Change 2006 vs. 2005
	Ended March 31,		Fav./(Unfav.)
	2006	2005	$	%
Gross sales	$4,296.3	$4,085.1	$211.2	5.2
Excise taxes	(540.7)	(521.4)	(19.3)	(3.7)
Net sales	3,755.6	3,563.7	191.9	5.4
Cost of sales	(2,417.7)	(2,231.0)	(186.7)	(8.4)
Marketing, distribution and
administrative expenses	(615.7)	(619.3)	3.6	0.6
Operating income	722.2	713.4	8.8	1.2
Interest expense	(115.1)	(114.8)	(0.3)	(0.3)
Interest capitalized	4.0	5.2	(1.2)	(22.2)
Interest income	0.6	2.0	(1.4)	(71.1)
Other income, net	3.7	19.5	(15.8)	(81.1)
Income before income taxes	615.4	625.3	(9.9)	(1.6)
Provision for income taxes	(238.6)	(230.8)	(7.8)	(3.4)
Equity income, net of tax	122.4	105.9	16.5	15.6
Net income	$499.2	$500.4	($1.2)	(0.2)
Basic earnings per share	$.64	$.64	$-	-
Diluted earnings per share	$.64	$.64	$-	-

			Decrease
Weighted Average Shares Outstanding:			Shares	%
Basic	776.1	779.3	(3.2)	(0.4)
Diluted	780.2	785.9	(5.7)	(0.7)

Anheuser-Busch Companies, Inc.
Business Segments
First Quarter Ended March 31
(In Millions)

	Domestic	International			Corporate
	Beer	Beer	Packaging	Entertainment	and Elims	Consol.
2006
Gross Sales	$3,357.7	257.1	629.4	170.7	(118.6)	$4,296.3
Net Sales:
- Intersegment	$0.7	-	225.9	-	(226.6)	$ -
- External	$2,856.5	216.9	403.5	170.7	108.0	$3,755.6
Income Before
Income Taxes	$782.5	22.1	38.7	(17.6)	(210.3)	$615.4
Equity Income	$0.6	121.8	-	-	-	$122.4
Net Income	$485.8	135.5	24.0	(10.9)	(135.2)	$499.2

2005
Gross Sales	$3,213.7	248.3	566.5	175.1	(118.5)	$4,085.1
Net Sales:
- Intersegment	$0.7	-	208.6	-	(209.3)	$ -
- External	$2,734.4	205.5	357.9	175.1	90.8	$3,563.7
Income Before
Income Taxes	$781.3	21.8	35.6	(6.4)	(207.0)	$625.3
Equity Income	-	$105.9	-	-	-	$105.9
Net Income	$484.4	119.4	22.1	(4.0)	(121.5)	$500.4

The company adopted FAS 123R, “Share-Based Payment,” effective in the first quarter 2006 and has elected to apply the modified retrospective method of adoption. Stock compensation expense is classified as a corporate item for segment reporting purposes. Pursuant to the modified retrospective approach, 2005 corporate information has therefore been updated to include the impact of previously disclosed pro forma stock compensation expense.

Anheuser-Busch Companies, Inc.
Consolidated Balance Sheet (Unaudited)
(In Millions)

	March 31,	December 31,
	2006	2005
Assets
Current Assets:
Cash	$212.5	$225.8
Accounts receivable	873.0	681.4
Inventories	707.7	654.5
Other current assets	208.8	197.0
Total current assets	2,002.0	1,758.7
Investments in affiliated companies	3,575.8	3,448.2
Plant and equipment, net	8,966.9	9,041.6
Intangible assets, including goodwill of $1,039.1 and $1,034.5	1,237.0	1,232.6
Other assets	1,293.9	1,073.9
Total assets	$17,075.6	$16,555.0

Liabilities and Shareholders Equity
Current Liabilities:
Accounts payable	$1,170.9	$1,249.5
Accrued salaries, wages and benefits	246.6	250.9
Accrued taxes	443.7	156.7
Accrued interest	114.9	123.7
Other current liabilities	254.6	201.8
Total current liabilities	2,230.7	1,982.6
Postretirement benefits	445.5	444.3
Debt	8,127.4	7,972.1
Deferred income taxes	1,329.8	1,345.9
Other long-term liabilities	1,136.9	1,130.3
Shareholders Equity:
Common stock	1,469.6	1,468.6
Capital in excess of par value	2,735.6	2,685.9
Retained earnings	15,987.5	15,698.0
Treasury stock, at cost	(15,507.9)	(15,258.9)
Accumulated non-owner changes in equity	(879.5)	(913.8)
Total Shareholders Equity	3,805.3	3,679.8
Commitments and contingencies	-	-
Total Liabilities and Shareholders Equity	$17,075.6	$16,555.0

Anheuser-Busch Companies, Inc.
Consolidated Statement of Cash Flows (Unaudited)
(In Millions)

	Three Months
	Ended March 31,
	2006	2005
Cash flow from operating activities:
Net income	$499.2	$500.4
Adjustments to reconcile net income to cash provided by
operating activities:
Depreciation and amortization	245.5	236.8
Decrease in deferred income taxes	(17.3)	(36.7)
Stock-based compensation expense	17.1	19.0
Undistributed earnings of affiliated companies	(122.4)	(105.9)
Gain on sale of business	-	(15.4)
Other, net	(180.9)	47.3
Operating cash flow before changes in working capital	441.2	645.5
Decrease / (Increase) in working capital	5.8	(115.3)
Cash provided by operating activities	447.0	530.2

Cash flow from investing activities:
Capital expenditures	(159.1)	(277.3)
Proceeds from sale of business	-	48.3
Cash used for investing activities	(159.1)	(229.0)

Cash flow from financing activities:
Increase in debt	299.3	278.3
Decrease in debt	(143.2)	(22.1)
Dividends paid to shareholders	(209.8)	(190.8)
Acquisition of treasury stock	(259.7)	(483.6)
Shares issued under stock plans	12.2	41.2
Cash used for financing activities	(301.2)	(377.0)
Net decrease in cash during the period	(13.3)	(75.8)
Cash, beginning of period	225.8	228.1
Cash, end of period	$212.5	$152.3